UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

MARVEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 Fifth Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 576-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2009, Marvel Entertainment, Inc. (“Marvel”) and three of its subsidiaries entered with HSBC Bank USA, N.A. into Amendment No. 8 and Reaffirmation Agreement, dated as of March 30, 2009. The amendment and reaffirmation agreement amends Marvel’s corporate credit facility with HSBC by changing the facility’s expiration date from March 31, 2010 to March 31, 2011, and by requiring Marvel to pay HSBC a fee of 0.45% per year on the daily amount by which the commitment under the facility (currently $100 million) exceeds the outstanding principal amount of loans under the facility. The amendment and reaffirmation agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 8 and Reaffirmation Agreement dated as of March 30, 2009 by and among Marvel Entertainment, Inc., Marvel Characters, Inc., Marvel Characters B.V., MVL International C.V. and HSBC Bank USA, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By: /s/ John Turitzin
Name: John Turitzin
Title: Executive Vice President,
Office of the Chief Executive

Date: April 1, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 8 and Reaffirmation Agreement dated as of March 30, 2009 by and among Marvel Entertainment, Inc., Marvel Characters, Inc., Marvel Characters B.V., MVL International C.V. and HSBC Bank USA, National Association.